
<ARTICLE>         OPUR3
<LEGEND>
     THIS SCHEDULE CONTAINS MCN CORPORATION'S SUMMARY FINANCIAL
     INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE SHEET AS OF
     DECEMBER 31, 1995, AND THE RELATED STATEMENT OF CONSOLIDATED
     INCOME FOR THE YEAR ENDED DECEMBER 31, 1995, AND IS QUALIFIED
     IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>      1,000

<PERIOD-TYPE>                YEAR
<FISCAL-YEAR-END>            DEC-31-1995
<PERIOD-END>                 DEC-31-1995
<BOOK-VALUE>                 PER-BOOK
<TOTAL-ASSETS>               2,898,640
<TOTAL-OPERATING-REVENUES>   1,584,940
<NET-INCOME>                 96,756

